

The LGL Group, Inc.

(AMEX: LGL)

Q3 2011 Earnings Report

November 10, 2011 – 10:00 a.m. ET



Safe Harbor Statement

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations. These risks and uncertainties are described in more detail in The LGL Group's filings with the Securities and Exchange Commission.

In addition, non-GAAP financial measures may be presented. Management believes the non-GAAP financial information provided is useful to investors' understanding and assessment of our ongoing core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in evaluating and operating the business internally and as such has determined that it is important to provide this information to investors.

Agenda

- Introduction
- Business Highlights
- Financial Highlights
- Framework for Strategic Growth
- Question and Answer



QiK Chip™
MtronPTI
MtronPTI



Business Highlights

Q3 2011 Business Highlights

Sales and Revenues

- Weak book to bill ratio for Q3 2011
- Telecom and MISA market segments showed weakness for new orders
- Macroeconomic factors have impacted the near-term outlook
- Order backlog at end of Q3 2011 of $9.1M
- Q3 2011 revenues were $9.6M, a 22.3% decrease compared to Q3 2010 revenues of $12.4M

Q3 2011 Business Highlights

Margins, Costs, Income and EPS

- Gross margin of 28.0% for Q3 2011, compared to 37.6% for Q3 2010; driven primarily by reduction in revenue, which eroded gross margin by spreading fixed infrastructure costs over a smaller revenue base
- Q3 2011 net income and pre-tax earnings of $91,000
- Q3 2011 diluted EPS of $0.03
- Q3 2011 EBITDA of $353,000

Outlook for Q4 2011 and Q1 2012

Market Dynamics

- Customer positions remain strong; healthy levels of new design activity
- Cautious outlook regarding near-term repeat orders
- Major OEM customers reporting mixed market conditions
- Major Electronic Manufacturing Services ("EMS") companies reporting soft market conditions
- Semi-conductor industry projecting conservative near-term outlook

Financial Highlights

Financial Highlights

Quarterly Income Statement Trends



$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
(10.0%)
$10.0
$7.5
$7.2
$7.3
$9.2
$10.7
$12.5
$12.4
$11.0
$9.0
$9.7
$9.6
25.2%
21.9%
19.8%
19.5%
31.6%
34.1%
36.3%
37.6%
31.7%
32.6%
31.8%
28.0%
1.8%
-8.2%
-8.2%
-8.2%
6.4%
13.0%
20.6%
18.9%
11.3%
6.6%
8.0%
3.5%
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011
Revenue
Gross Margin
EBITDA Margin

- Q3 2011 extends trend to eight consecutive quarters of earnings
- Decrease in revenue was the primary driver of lower gross margins, which also impacted EBITDA margin

Financial Highlights



Order Backlog
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
8,182
9,333
8,293
13,221
13,958
14,260
14,373
11,973
10,734
12,238
12,093
9,119
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011

- Decrease in order backlog due to reduced order activity during Q3 2011 for the Telecom and MISA market segments, resulting in a weak book to bill ratio

Financial Highlights

Capital Position as of September 30, 2011

Total Assets	$	33.9M
Net Working Capital		19.2M
Cash Adjusted Working Capital		9.6M
Cash and Cash Equivalents		13.7M
Total Debt		3.8M
Shareholder's Equity		25.7M
Available Lines of Credit	$	2.4M

- Working capital increased to $19.2M as compared to $12.8M at December 31, 2010
- Cash-adjusted working capital of $9.6M at September 30, 2011, was comparable to December 31, 2010, which was $9.7M (non-GAAP measure of operational efficiency, computed as AR + Inventory – Trade AP)
- As of 9/30/2011, the Company had $3.4M outstanding under its lines of credit with J.P. Morgan Chase, provided under the loan agreement entered into on 6/30/2011

GAAP to Non-GAAP Reconciliations

Reconciliation of GAAP net income to non-GAAP pre-tax earnings

(000's, except per share amounts)		Q3 2011
Net Income (GAAP)	$	91
Income tax benefit (provision)		-
Pre-tax earnings (Non-GAAP)	**$**	**91**
Pre-tax earnings per share (Non-GAAP)		**$0.03**
Weighted average shares outstanding		2,609,334

Computation of EBITDA:

(000's)		Q3 2011
Net Income(Loss)	$	91
Provision(Benefit) for income taxes		-
Interest		41
Depreciation		185
Amortization		36
EBITDA	**$**	**353**

Computation of Adjusted Working Capital:

(000's)		As of 12/31/2010		As of 9/30/2011
Accounts receivable, net	$	5,782	$	5,820
Inventory, net		5,947		6,114
Less: accounts payable		(2,033)		(2,304)
Adjusted working capital	**$**	**9,696**	**$**	**9,630**

The Company uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core business segment operational results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Strategic Growth Initiatives

Laying the Foundation for Profitable Growth

Management is actively pursuing the Company's framework for growth:

1. **Organic investment into core business** to leverage existing customer positions, add capacity and develop higher value product in three specific areas:

   3G/4G/LTE Wireless Infrastructure | **Microwave Radio Backhaul** | **Software-Defined Radio**

2. **Joint ventures** to expand access to intellectual property, expand supply chain and improve manufacturing flexibility

   Targeted investments in GPS disciplined oscillator modules

3. **M&A – synergistic acquisitions** focused on high value-added engineering complements, higher ASP and stronger OEM positions

   Seeking ***asset light*** *targets that are* ***engineering and customer rich***

4. **Investment in greenfield opportunities** leading to new markets, new customers and new products



Question and Answer

Visit us:

www.lglgroup.com
www.mtronpti.com



Contact us:



Greg Anderson, President and CEO
(e-mail: ganderson@lglgroup.com)

LaDuane Clifton, Chief Accounting Officer
(e-mail: lclifton@lglgroup.com)



Voice: (407) 298-2000